SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported): January 5, 1994

                           NEW JERSEY RESOURCES CORPORATION
                (Exact name of registrant as specified in its charter)





           New Jersey                    1-8359              22-2376465
           (State or other             (Commission           (IRS Employer
           jurisdiction                File Number)          Identification No.)
           of incorporation)

           1415 Wyckoff Road                                 07719
           Wall, New Jersey                                  (Zip Code)
           (Address of principal
           executive offices)

                                    (908)938-1480
                 (Registrant's telephone number, including area code)





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          Item 5. Other Events

          Reference is made to Note 7 to the Consolidated Financial Statements - Regulatory Issues incorporated by reference in New Jersey Resources Corporation's (the "Company") September 30, 1993 Annual Report on Form 10-K concerning a) New Jersey Natural Gas Company's ("NJNG") base rate petition with the New Jersey Board of Regulatory Commissioners (the "BRC") seeking additional annual base revenues of approximately $26.9 million and b) an incentive - ratemaking plan petition filed with the BRC.

          On January 5, 1994 the BRC approved a stipulated agreement which authorizes a $7.5 million base rate increase. In connection with this agreement, NJNG withdrew its incentive - ratemaking petition. The agreement is effective immediately.

          The $7.5 million base rate increase includes an 11.5% allowed return on common equity and a rate base of $492 million. NJNG's filing had requested a 12.5% return on equity and a rate base, including projected additions to utility plant through September 1994, of $541 million.



                                        SIGNATURE
                                        ---------


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         NEW JERSEY RESOURCES CORPORATION
                                         --------------------------------


          Date: January 13, 1994         By: /s/Laurence M. Downes
                ----------------             --------------------------
                                                Laurence M. Downes
                                                Senior Vice President and
                                                Chief Financial Officer